Exhibit 99.1

October 17, 2022

Dear Fellow Shareholders of CIM Real Estate Finance Trust, Inc. (CMFT),

We are pleased to announce an 11% increase in our monthly dividend rate for October, November and December 2022, from 3.05¢ per share to 3.39¢ per share, resulting in an aggregate increase from 9.15¢ per share in Q3 to 10.17¢ per share for the fourth quarter. The increase, of 11% quarter over quarter, will be reflected in your monthly dividend payment starting with the October dividend, which is payable on November 1, 2022. It is our goal to continue increasing our dividend as we also pursue multiple methods of increasing liquidity for your shares, including a potential future listing of our stock.1
This dividend increase is a direct result of CMFT’s continued success in executing its business plan. As a leading commercial credit-focused real estate investment trust (REIT), we believe we are structured to take advantage of market dislocation and opportunities in the current rising interest rate environment. Over the past two years, we have worked diligently to increase CMFT’s scale and to reposition its portfolio to focus on senior secured loans. CMFT’s portfolio is now primarily invested in floating rate assets and is significantly under-levered relative to comparable publicly-traded commercial mortgage REITs.2
CMFT’s primary objective is to create value for shareholders by increasing earnings and dividends while maintaining financial discipline. We are focused on expanding the portfolio’s scale and diversity, as we believe that this will lead to higher and more stable returns for shareholders. To accomplish this, CMFT relies on the experience and expertise of its manager, an affiliate of CIM Group (CIM), a community-focused owner, operator, lender and developer with $31.2 billion of assets owned and operated.3 CIM provides CMFT with significant capital markets, sourcing and underwriting advantages.

Becoming a Leading Commercial Credit-Focused REIT
CMFT achieved several key milestones to expand from an approximately $4 billion REIT with just $933 million in floating rate debt investments as of September 30, 2020, to an approximately $7 billion4 REIT with $4.3 billion in floating rate debt investments as of June 30, 2022. This greater size enables CMFT to access a larger pool of attractive market opportunities, diversify its portfolio and raise debt capital more efficiently.
CMFT began this expansion in 2020 and 2021 when it acquired three separate REITs managed by affiliates of CIM. Throughout 2021 and 2022, CMFT divested non-core, long-dated triple net lease assets, generating cumulative gross sales proceeds of $732.1 million as of June 30, 2022, at a 9% premium to undepreciated book value.

NOT A DEPOSIT | NOT FDIC INSURED | NOT GUARANTEED BY ANY BANK | MAY LOSE VALUE | NOT INSURED BY ANY FEDERAL GOVERNMENT AGENCY

Creating Value.	2398 East Camelback Road, 4th Floor, Phoenix, AZ 85016 | 866.341.2653 | www.cimgroup.com
Enhancing Communities.	Securities Distributed By Affiliate Broker/Dealer: CCO Capital, LLC, Member FINRA/SIPC | ©2022 CCO Group

Most recently, on July 6, 2022, we completed the sale of CMFT’s entire shopping center portfolio -- which consisted of 79 shopping centers and two single-tenant properties totaling approximately 9.5 million square feet across 27 states -- for a gross purchase price of approximately $1.3 billion. As of June 30, 2022, CMFT had also received earnout proceeds totaling $23.1 million, further increasing the gross transaction proceeds.
Proceeds from these disposition activities were redeployed into senior secured loans and other credit investments consistent with CMFT’s core business strategy.

High-Quality Portfolio
Our strategic shift to becoming a leading commercial credit-focused REIT with a diverse portfolio has positioned CMFT well for the current rising interest rate environment.

2Q 2022 Portfolio Composition
% of Total Assets

2.4%
4.1%
59.4%
34.1%
Senior Loans
Net Lease
Other Assets/ Investments
Cash

Senior Loans
Since the onset of the pandemic, CMFT has originated more than $3.5 billion of floating rate first mortgage loans across 26 assets with a weighted average loan to value ratio of 61.6%.
CMFT’s portfolio of senior loans is positively correlated to increasing short term interest rates, which have risen 297 basis points since January 1, 2022.

NOT A DEPOSIT | NOT FDIC INSURED | NOT GUARANTEED BY ANY BANK | MAY LOSE VALUE | NOT INSURED BY ANY FEDERAL GOVERNMENT AGENCY

Creating Value.	2398 East Camelback Road, 4th Floor, Phoenix, AZ 85016 | 866.341.2653 | www.cimgroup.com
Enhancing Communities.	Securities Distributed By Affiliate Broker/Dealer: CCO Capital, LLC, Member FINRA/SIPC | ©2022 CCO Group

Net Lease Real Estate
CMFT has also enhanced its owned real estate portfolio since September 30, 2020, when it owned 380 net lease and shopping center properties in 42 states that were 94.3% leased with a weighted average remaining lease term of 8.5 years. As of August 31, 2022, the owned real estate portfolio is comprised exclusively of net lease investments totaling 389 properties, which are 99.2% leased and have a weighted average remaining lease term of 10.8 years. The properties are geographically diversified across 44 states and are attractively financed.
In July 2021, CMFT executed a $774 million term asset-backed securitization (ABS) financing with an interest rate of 2.78% and 7- and 10-year anticipated repayment dates. The transaction matched a portfolio of long-term net lease assets with contractual rent increases with long-term fixed-rate debt.

We are proud of the transformation that CMFT has made in recent years and the value that has been created for our shareholders, resulting in our ability to increase dividends. As always, our goal is to create value for shareholders by providing sustainable and increasing dividends as we deploy capital and grow earnings, while maintaining financial discipline. In addition, we continue to pursue multiple methods to increase liquidity for all shareholders, including a potential future listing of our stock.1
Thank you for your continued trust and support. If you have any questions, please contact your financial professional or the CIM Shareholder Relations team at 866.907.2653.

Sincerely,
The CMFT Management Team

1)There is no guarantee of any future dividends. The rate of future dividends, if any, will be determined by CMFT’s board of directors, in its sole discretion. There is no guarantee that a public listing will take place in the expected timeframe or at all.
2)Based on June 30, 2022 publicly available information.
3)Data as of 3/31/22. Assets Owned and Operated represents the aggregate assets owned and operated by CIM on behalf of partners (including where CIM contributes alongside for its own account) and co-investors, whether or not CIM has discretion, in each case without duplication.
4)Represents the gross investments in CMFT’s portfolio. Gross real estate assets are net of gross intangible lease liabilities. Gross investments includes gross assets held for sale, as well as real estate-related securities and loans held-for-investment.

NOT A DEPOSIT | NOT FDIC INSURED | NOT GUARANTEED BY ANY BANK | MAY LOSE VALUE | NOT INSURED BY ANY FEDERAL GOVERNMENT AGENCY

Creating Value.	2398 East Camelback Road, 4th Floor, Phoenix, AZ 85016 | 866.341.2653 | www.cimgroup.com
Enhancing Communities.	Securities Distributed By Affiliate Broker/Dealer: CCO Capital, LLC, Member FINRA/SIPC | ©2022 CCO Group

Cautionary Statement Regarding Forward-Looking Information
This communication includes certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements can generally be identified as forward-looking because they include words such as “believes,” “anticipates,” “expects,” “would,” “could,” or words of similar meaning. Statements that describe future plans and objectives are also forward-looking statements. These statements are based on the current expectations of management for CMFT and on currently available industry, financial and economic data. Actual results may vary materially from those expressed or implied by the forward-looking statements, which are subject to a number of risks and uncertainties, many of which are out of CMFT’s control, including, but not limited to, those associated with the risk that a public listing of securities or other liquidity opportunities may not be realized within an expected time period or at all; the availability of and access to the capital markets or other financing sources; the availability of suitable investment or disposition opportunities; the impact of the COVID-19 pandemic on the operations and financial condition of CMFT and the real estate industry in which it operates, including with respect to occupancy rates, rent deferrals and the financial condition of tenants; general financial and economic conditions, which may be affected by government responses to the COVID-19 pandemic; legislative and regulatory changes; and other factors, including those set forth in the section entitled “Risk Factors” in CMFT’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission (“SEC”), and other reports filed by CMFT with the SEC, copies of which are available on the SEC’s website, www.sec.gov. Forward-looking statements are not guarantees of performance or results and speak only as of the date such statements are made. Except as required by law, CMFT does not undertake any obligation to update or revise any forward-looking statement in this communication, whether to reflect new information, future events, changes in assumptions or circumstances or otherwise.

NOT A DEPOSIT | NOT FDIC INSURED | NOT GUARANTEED BY ANY BANK | MAY LOSE VALUE | NOT INSURED BY ANY FEDERAL GOVERNMENT AGENCY

Creating Value.	2398 East Camelback Road, 4th Floor, Phoenix, AZ 85016 | 866.341.2653 | www.cimgroup.com
Enhancing Communities.	Securities Distributed By Affiliate Broker/Dealer: CCO Capital, LLC, Member FINRA/SIPC | ©2022 CCO Group